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                                                                       EXHIBIT 3


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      WILLIAMS COMMUNICATIONS GROUP, INC.

     The name of the corporation (which is hereinafter referred to as the "Corporation") is "Williams Communications Group, Inc."

     The original Certificate of Incorporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on December 1, 1994, under the name "WilTel Technology Ventures, Inc." Such Certificate of Incorporation was amended on September 20, 1995, and February 11, 1997.

     This Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation, has been duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

     The name of this corporation (hereinafter called the "Corporation") is:

                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                   ARTICLE II

     The purpose or purposes of this Corporation shall be to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code").

                                   ARTICLE III

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


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                                   ARTICLE IV

                                  CAPITAL STOCK

SECTION 1. Authorized Stock.

     The maximum number of shares of capital stock which this Corporation shall have authority to issue is 2,000,000,000 consisting of 1,000,000,000 shares of class A common stock, $.01 par value per share (the "Class A Common Stock"), 500,000,000 shares of class B common stock, $.01 par value per share (the "Class B Common Stock"), and 500,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock." The powers, preferences and rights and the qualifications, limitations and restrictions in respect of the shares of each class are set forth in the following Sections.

SECTION 2. Preferred Stock.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide for the issuance of up to 500,000,000 shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the Delaware Code (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series, and the relative rights, powers, privileges, preferences and limitations of the shares of such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the designation of the series, which may be made by distinguishing number, letter or title;

         (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease, but not below the number of shares thereof then outstanding) in the manner permitted by law;

         (c) the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;


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         (d) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall cumulate;

         (e) if the shares of such series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

         (f) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

         (g) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

         (h) restrictions on the issuance of shares of the same series or of any other class or series of capital stock of the Corporation, if any; and

         (i) the voting rights and powers, if any, of the holders of shares of the series.

     Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series.


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SECTION 3. Common Stock.

A.   Voting Rights.

     Subject to applicable law and the rights of any outstanding series of Preferred Stock to vote as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a single class and shall have the following voting rights: (i) each share of Class A Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote; and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes upon all matters upon which stockholders shall have the right to vote, subject to Section 3.E.8. of this Article IV. The authorized number of shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any other class or series of outstanding Stock) by the affirmative vote of the holders of Common Stock entitled to cast a majority of the total votes entitled to be cast by the holders of the Common Stock, voting as a single class, without a separate class vote of the holders of the Class A Common Stock. The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock, require proof as set forth in Section 3.E.8 of this Article IV that the shares of Class B Common Stock held by such holder have not been converted into shares of Class A Common Stock. Except as otherwise provided by law or by another provision of this Restated Certificate of Incorporation or by a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders and all matters to be voted on by stockholders must be approved by a majority of the outstanding shares entitled to vote; provided, however, that the holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment of this Restated Certificate of Incorporation (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of Preferred Stock, or the number of shares of any such series, and does not affect the number of authorized shares of Preferred Stock or the powers, privileges and rights pertaining to the Common Stock, if the holders of any of such series of Preferred Stock are entitled, separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the Delaware Code, unless a vote of holders of shares of Common Stock is otherwise


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required by any provision of the Preferred Stock Designation for any such series or any other provision of this Restated Certificate of Incorporation fixing the powers, privileges, and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of Preferred Stock of any series shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, except as may be explicitly provided by any Preferred Stock Designation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to another provision of this Restated Certificate of Incorporation (including any Preferred Stock Designation). Except as otherwise provided by law or in this Restated Certificate of Incorporation, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to this Restated Certificate of Incorporation must be approved by a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, provided, however, that any amendment to this Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the Class A Common Stock, voting as a separate class. Any amendment to this Restated Certificate of Incorporation to increase the authorized shares of any class requires the approval only of a majority of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, subject to the rights set forth in any series of Preferred Stock. Holders of shares of Common Stock are not entitled to cumulate their votes in the election of directors.

B.   Dividends and Distributions.

     Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case


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may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common Stock be reclassified, split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately reclassified, split, divided or combined.

     In the event of a transaction as a result of which the shares of Class A Common Stock are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), then from and after such Class A Conversion Event, a holder of Class B Common Stock shall be entitled to receive, upon the conversion of such Class B Common Stock pursuant to Section 3.E. of this Article IV, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Common Stock had occurred immediately prior to the record date (or if there is no record date, the effective date) of the Class A Conversion Event and if the securities, cash or other property that the Class A Common Stock may be converted into or exchanged for in a Class A Conversion Event is dependent upon the holder of the Class A Common Stock making an election, the holder of the Class A Common Stock had failed to make an election. This paragraph shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class A Conversion Event. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted after the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but before such payment, then the record holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on the payment date notwithstanding the conversion thereof.

C.   Options, Rights or Warrants.

     Subject to Section 3.B. of this Article IV, the Corporation shall not, and shall not be entitled to, issue additional shares of Class B Common Stock, or issue options, rights or warrants to subscribe for or purchase additional shares of Class B Common Stock, except that the Corporation may (i) make a pro rata offer to all holders of Common Stock of rights to subscribe for additional shares of the class of Common Stock held by them and (ii) issue additional shares of Class B Common Stock under the circumstances permitted by the Separation Agreement (the "Separation


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Agreement"), dated as of        , 1999, between the Corporation and The Williams
Companies, Inc. ("Williams"). The Corporation may make offerings of options, rights or warrants to subscribe for or purchase shares of any class or classes of capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to all the holders of the other class of Common Stock. All offerings of options, rights or warrants shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe or purchase at the same consideration per share.


D.   Merger or Consolidation.

     In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock; provided that, if such consideration shall consist in any part of voting securities (or of options, rights or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Corporation may provide in the applicable merger or such other agreement for the holders of shares of Class B Common Stock to receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options, rights or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

E.   Conversion of Class B Common Stock.

         1. Voluntary Conversion.

            Prior to the date on which shares of Class B Common Stock are transferred to stockholders of Williams in a Tax-Free Spin-Off (as defined in paragraph (E) (3)(a) below), each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time. Following a Tax-Free Spin-Off, shares


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         of Class B Common Stock shall no longer be convertible into shares of
         Class A Common Stock.

         2. Voluntary Conversion Procedures.

            At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the principal office of the Corporation or the office of any transfer agent for shares of Class A Common Stock of such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted, and as of such time, each Person (as hereinafter defined) named in such written notice as the Person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of the record holder.

         3. Automatic Conversion.

            (a) Subject to Section 3.E.3.(b) of this Article IV, prior to a Tax-Free Spin-Off, in the event of any Transfer (as hereinafter defined) of any share of Class B Common Stock to any Person, other than to the Williams Group (as defined in paragraph (E)(9) below) such share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock.


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         Notwithstanding anything to the contrary set forth in this Restated
         Certificate of Incorporation, shares of Class B Common Stock shall not convert into shares of Class A Common Stock (i) in any transfer effected in connection with a distribution of Class B Common Stock to stockholders or security holders of Williams in a transaction (including any distribution in exchange for shares of capital stock or securities of Williams) intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (a "Tax-Free Spin-Off") or (ii) in any transfer after a Tax-Free Spin-Off. For purposes of this paragraph
         (E), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders or security holders of Williams.

            (b) Notwithstanding anything to the contrary set forth in this
         Article IV, Section 3, a holder of shares of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class B Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledged Stock") due to the pledgee or its nominee; provided, however, that (i) such shares shall not be voted by or registered in the name of the pledgee and shall remain subject to the provisions of this Article IV, Section 3.E. and (ii) upon any foreclosure, realization or other similar action by the pledgee prior to a Tax-Free Spin-Off, such Pledged Stock shall automatically convert into shares of Class A Common Stock on a share-for-share basis.

            (c) The foregoing automatic conversion events described in this
         Article IV, Section 3.E.3 shall be referred to hereinafter as an "Event of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors or a duly authorized committee thereof in accordance with
         Article IV, Section 3.E.8 below.

         4. Automatic Conversion Procedure.

            Any conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the


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         Event of Automatic Conversion occurred (the "Conversion Time"). At the
         Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock that were so converted (the "Converted Class B Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class A Common Stock, together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

         5. Unconverted Shares.

            In the event of the conversion of less than all the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section 3.E., the Corporation shall execute and deliver to, or upon the written order of, the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.


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         6. Retired Shares.

            Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Class B Common Stock.

         7. Reservation.

            The Corporation shall at all times prior to a Tax-Free Spin-Off reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable and free from liens and charges with respect to such issuance.

         8. Determination of Voting Rights and Event of Automatic Conversion.

            The Board of Directors of the Corporation or a duly authorized committee thereof shall have the power to determine, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class B Common Stock. A determination by the Board of Directors of the Corporation or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of stockholders, in connection with any written consent of stockholders, as a condition to registration of transfer of shares of Class B Common Stock, or for any other purpose, the Board of Directors or a duly authorized committee thereof, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors or such committee deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred. If the Board of Directors or such committee shall determine that a holder has substantially failed to comply promptly with any request by the Board of Directors or such committee for such proof, the shares held by such holder shall be


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         entitled to one (1) vote per share until such time as the Board of
         Directors or such committee shall determine that such holder has complied with such request. The Board of Directors or a duly authorized committee thereof may exercise the authority granted by this Article IV, Section 3.E.8 through duly authorized officers or agents of the Corporation.

         9. Definitions.

            For purposes of this Article IV, Section E:

                  (a) Beneficial Owner.

                  A Person shall be deemed the "Beneficial Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of, any share (i) which such Person has the power to vote or dispose, or to direct the voting or disposition of, directly or indirectly, through any agreement, arrangement or understanding (written or oral), or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  (b) Nominee.

                  The term "Nominee" shall mean a Person that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

                  (c) Subsidiary.

                  The term "Subsidiary" shall mean, as to any person or entity, a corporation, partnership, joint venture, association or other entity in which such person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership


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                  interests or similar voting interests, or 50% or more of the value of the equity of such entity.

                  (d) Person.

                  The term "Person" means any natural person, corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

                  (e) Transfer.

                  The term "Transfer" shall mean any sale, transfer (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by operation of law or otherwise; provided, however, that (i) a pledge of any share made in accordance with the provisions of Article IV, Section 3.E.3.(b). and (ii) a grant of a revocable proxy, written consent or other authorization with respect to any share to a Person designated by the Board of Directors or management of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a "Transfer"; and provided, further, that in the case of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.

                  (f) Williams Group.

                  The term "Williams Group" shall mean Williams, its direct and indirect subsidiaries, any person or entity in which Williams or any successor beneficially owns, directly or indirectly, at least 50% of the equity or the voting securities, any successor of any of the foregoing and stockholders of Williams who receive the Corporation's Class B Common Stock in a transaction


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                  intended to qualify as a tax-free distribution under Section
                  355 of the Code, or any corresponding provision of any successor statute in a Tax-Free Spin-Off, but shall not include the Corporation and its subsidiaries.

         10. Stock Legend.

             The Corporation shall include a legend on the certificates representing shares of Class B Common Stock stating that such shares are subject to automatic conversion in certain circumstances as set forth in this Article IV, Section 3.E.

         11. Taxes.

             The issuance of a certificate representing shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock shall be made without charge to the holder of such shares for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the record holder of the shares of Class B Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

F.   Liquidation.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Class A Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. In any such distribution shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.


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                                   ARTICLE V

                        Purchase of Shares by Corporation

     The Corporation may purchase any shares of outstanding capital stock of the Corporation or the right to purchase any such shares of capital stock from any holder thereof on terms and conditions established by the Board of Directors or a duly authorized committee thereof.

                                   ARTICLE VI

                               Board of Directors

SECTION 1. Number and Terms.

     Except as otherwise fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, the number of directors of the Corporation shall be determined by resolution adopted by a majority of the entire Board of Directors, but the number shall not be less than three; provided, however, that
(i) no reduction in the number of directors shall end the term of office of any incumbent director prior to the date such director's term of office would otherwise end, and (ii) the By-laws of the Corporation (the "By-laws") may provide that the vote of a greater number of the directors may be required for action of the Board of Directors changing the size of the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified by the Board of Directors with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002. Each director of the Corporation shall hold office until his or her successor is duly elected and qualified, such classification to be effective upon the date shares of Class A Common Stock are first publicly held. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Unless and except to the extent that the By-laws shall so require, the election of directors need not be by written ballot.

SECTION 2. Vacancies.

     Except as otherwise provided for or fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, any vacancy on the Board of Directors of the Corporation resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of stockholders shall be filled only by the affirmative vote of (i) at least 66 and 2/3% of the remaining directors then in office if prior to the Trigger Date, or (ii) a majority of all the directors then in office, even though less than a quorum if on or after the Trigger Date, but in any event not by the stockholders. Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office in accordance with this Restated Certificate of Incorporation or any applicable law or pursuant to an order of a court. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

SECTION 3. Notice.

     Advance notice of nominations for the election of directors and business to be transacted at any stockholders' meeting shall be given in the manner and to the extent provided in the By-laws.

SECTION 4. Removal.

     Except as otherwise provided for or fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, (i) prior to the Trigger Date, any director may be removed from office with or without cause but only by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, and (ii) on and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class.

SECTION 5. Amendment of this Article.

     Notwithstanding anything to the contrary elsewhere contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 and 2/3% of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article VI.

                                  ARTICLE VII

                    Stockholder Action; No Cumulative Voting

SECTION 1. Action by Consent in Lieu of a Meeting.

     Effective upon and commencing as of the day following the day on which Williams, and any company that is directly or indirectly controlled by Williams and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by Williams shall first cease to be the owner, in the aggregate, of at least a majority of the then-outstanding shares of Common Stock (the "Trigger Date"), and except as otherwise provided pursuant to the provisions of this Restated Certificate of Incorporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Prior to the Trigger Date, the By-laws may provide that any action required to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote were present and voted, provided that prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 2. Meetings.

     Effective upon and commencing as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meeting of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the entire Board of Directors and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

     Prior to the Trigger Date, subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Secretary of the Corporation at the request of Williams or its affiliates.

     Notwithstanding the foregoing, whenever the holders of any one or more outstanding series of Preferred Stock shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors establishing such series of Preferred Stock pursuant to Article IV of this Restated Certificate of Incorporation.

SECTION 3. Stockholder Nomination of Director Candidates and other Stockholder Proposals.

     Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the By-laws (as amended and in effect from time to time).

SECTION 4. Amendment of this Article.

     Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least
66 and 2/3% of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article.

                                  ARTICLE VIII

                                     By-laws

     The Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws. The stockholders of the Corporation may adopt, amend or repeal the By-laws but only by the affirmative vote of holders of at least a majority of the combined voting power of the then-outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders, voting together as a single class.

                                   ARTICLE IX

                                   Amendments

     The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

                                    ARTICLE X

                    Indemnification; Limitation of Liability.

SECTION 1. Indemnification.

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph B of this Section 1 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Paragraph A of this Section 1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware Code requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.

C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Section 1 shall be contract rights. If a claim under Paragraph A or B of this Section 1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 1 or otherwise, shall be on the Corporation.

D. The rights to indemnification and to the advancement of Expenses conferred in this Section 1 shall not be exclusive of any right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware Code.

F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

G. Any repeal or modification of the foregoing provisions of this Section 1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

H. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights and rights to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provision of this Article with respect to the indemnification and advancement of expenses to directors.

SECTION 2. Limited Liability.

     No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title B of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Section 2 is in effect shall be deemed to be doing so in reliance on the provisions of this Section 2, and neither the amendment or repeal of this Section 2, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section 2, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Section 2 are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitation or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

                                   ARTICLE XI

      Certain Transactions With Stockholders and Corporation Opportunities.

SECTION 1. Certain Acknowledgments; Certain Fiduciary Duties

     In anticipation that (i) the Corporation will cease to be a wholly owned subsidiary of Williams, but that Williams will remain a stockholder of the Corporation and have continued contractual, corporate, and business relations with the Corporation, and in anticipation that the Corporation and Williams may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom, (ii) that directors, officers and/or employees of Williams or of Affiliated Companies (as defined below in this Article XI) of Williams may serve as directors and/or officers of the Corporation, (iii) that Williams and Affiliated Companies thereof engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, subject to the Separation Agreement, (iv) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), the provisions of this Article XI Section 2. are set forth to regulate and define certain contractual relations of the Corporation as they may involve Williams, Related Entities, and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article XI, Section 2. are in addition to, and not in limitation of, the provisions of the Delaware Code and the other provisions of this Restated Certificate of Incorporation. Any contract or business relation that does not comply with the procedures set forth in this Article XI., Section 2. shall not by reason thereof be deemed void or voidable or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Restated Certificate of Incorporation, the By-laws, the Delaware Code, and other applicable law.

SECTION 2. Certain Agreements and Transactions Permitted

     No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Williams or between the Corporation and one or more of the directors or officers of the Corporation, Williams, or any Affiliated Company or between the Corporation and any Affiliated Company shall be void or voidable solely for the reason that Williams, any Affiliated Company, or any one or more of the officers or directors of the

Corporation, Williams, or any Affiliated Company are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof), or solely because his or their votes are counted for such purpose. Subject to Section 4 of this Article, no such agreement (or the amendment, modification or termination thereof), or the performance thereof by the Corporation or Williams, or any Affiliated Company thereof, (a) shall be contrary to (i) any fiduciary duty that Williams or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliated Company thereof by reason of Williams or any Affiliated Company thereof being a controlling stockholder of the Corporation or participating in the control of the Corporation or of any Affiliated Company thereof; or (ii) any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of Williams or any Affiliated company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof; and Williams, any Affiliated Company, and such directors and officers (i) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (ii) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if:


                  (i) such agreement shall have been entered into before the Corporation ceased to be a wholly owned subsidiary of Williams and continued in effect in respect of any such transaction or opportunity after such time, or

                  (ii) the material facts as to the contract, agreement, arrangement, transaction, amendment, modification or termination are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is approved by (a) the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
                           (b) such committee of the Board of Directors constituted solely of members who are not Interested Persons in respect of such agreement by the affirmative vote of a majority of the members of such committee or (c) one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement and to whom the authority to approve such agreement has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such agreement by the Board of Directors or by a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause
                           (b) of this subparagraph for approval of such agreement by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement has been so delegated,

                  (iii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of voting stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is specifically approved in good faith by vote of the holders of a majority of the then-outstanding voting stock not owned by

                           Williams or a Affiliated Company, as the case may be, or

                  (iv) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation, or

                  (v) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction shall have been approved or ratified by (a) the Board of Directors of the Corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons in respect of such transaction or (b) by a committee of the Board of Directors of the Corporation constituted solely of members who are not Interested Persons in respect of such transaction by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such transaction of the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause
                           (b) of this subparagraph for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegate;, provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and Williams or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the Board of directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or

                  (vi) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was fair to the Corporation as of the time it was entered into by the Corporation; or

                  (vii) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do not vote thereon, exclusive of Williams and any Affiliated Company thereof and any Interested Person in respect of such transaction.

     Subject to Section 4 of this Article XI, neither Williams nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction that meets the requirements of any of clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of the immediately preceding sentence and no director, officer or employees of the Corporation who is also a director, officer or employee of Williams or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such agreement or transaction or performing any such agreement in accordance with its terms. Directors of the Corporation who are also directors or officers of Williams or any Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof). Voting stock owned by Williams and any Affiliated Companies thereof may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article. The failure of any agreement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and Williams or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Section shall not, by itself, cause such agreement or transaction to constitute any breach of any fiduciary duty to the Corporation or to any Affiliated Company thereof, or, any to stockholder or other owner of an equity interest therein, by any controlling stockholder of the Corporation or such Affiliated Company thereof or by any director or officer of the Corporation.

     For purposes of this Article XI, Section 2., any contract, agreement, arrangement, or transaction (or amendment, modification, or termination thereof) with any corporation, partnership, joint venture, association, or other entity in which the Corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

SECTION 3. Certain Definitions.

     For purposes of this Article, the following definitions shall apply:


     "Affiliated Company" shall mean in respect of Williams, any company which is controlled by Williams controls Williams or is under common control with Williams (other than the Corporation and any company that is controlled by the Corporation) and in respect of the Corporation shall mean any company controlled by the Corporation.

     "Interested Person" in respect of an agreement or transaction referred to in Section 2 of this Article XI shall mean any director, officer or employees of Williams or an Affiliated Company thereof and any person who has a financial interest that is material to such person in Williams or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person' ownership of securities of Williams or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the Corporation or an Affiliated Company thereof in respect of the agreement or transaction either in the specific instance by, or pursuant to, a policy adopted by, the Board of Directors of the Corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of Williams or any Affiliated Company thereof or a committee of the Board of Directors of the Corporation constituted solely of members who are not directors, officers or employees of Williams or any Affiliated Company thereof by the affirmative vote of a majority of such committee.

SECTION 4. Termination.

     The provisions of this Article XI shall have no further force or effect at such time as Williams and any company controlling, controlled by or under common control with Williams shall first cease to be the owner, in the aggregate, of stock representing 25% or more of the votes entitled to be cast by the holders of all the then-outstanding shares of stock entitled to vote; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and Williams or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and Williams or an Affiliated Company thereof or the allocation of any opportunity between them before such time.

SECTION 5. Amendment of this Article.

     Notwithstanding anything to the contrary elsewhere contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 and 2/3% of the combined voting power of the then-outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article XI.

         IN WITNESS WHEREOF, Williams Communications Group, Inc. has caused this Restated Certificate of Incorporation to be signed by its Secretary this 24th day of September, 1999.


                                       Williams Communications Group, Inc.


                                       /s/ SHAWNA L. GEHRES
                                       ------------------------------------
                                       Name:  Shawna L. Gehres
                                       Title: Secretary

                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
             RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                       WILLIAMS COMMUNICATIONS GROUP, INC.


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


         We, the undersigned officers of Williams Communications Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on September 30, 1999, adopted the following resolution creating a series of 10,000,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 10,000,000.

         Section 2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series

A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, par value $0.01 per share or Class B Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after September 30, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

             (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six
     (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                 (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                 (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                 (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                 (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the amended and restated certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section

     3 (such number being subject, however, to change thereafter in any manner provided by law or in the amended and restated certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

         (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                 (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, [or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock,] except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $100 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of [a majority] or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of September, 1999.


                                        /s/ S. MILLER WILLIAMS
                                    ----------------------------------------
                                    Senior Vice President

Attest:


/s/ SHAWNA L. GEHRES
-------------------------------
Secretary

                           CERTIFICATE OF DESIGNATIONS

                                       OF

             6.75% REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK
         SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
              LIMITATIONS AND RESTRICTIONS OF SUCH PREFERRED STOCK

         Pursuant to Section 151 of the Delaware General Corporation Law, Williams Communications Group, Inc., a Delaware corporation (the "Company"), does hereby certify that the Board of Directors of the Company (the "Board of Directors") and the Special Committee of the Board of Directors (the "Special Committee"), pursuant to and in accordance with authority validly delegated to the Special Committee by resolutions duly adopted by the Board of Directors, duly adopted the following resolution and that such resolution has not been modified and is in full force and effect:

         RESOLVED that, pursuant to the authority vested in the Board of Directors (including as delegated to the Special Committee) in accordance with the provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), a series of preferred stock of the Company is hereby created and the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth below in this Certificate of Designations (this "Certificate"):

         SECTION 1. NUMBER; DESIGNATION; REGISTERED FORM. (a) The shares of such series shall be designated as "6.75% Redeemable Cumulative Convertible Preferred Stock" (the "Preferred Stock") and shall have a par value of $.01 per share. The number of shares constituting the Preferred Stock shall initially be 5,750,000. Certificates for shares of Preferred Stock shall be issuable only in registered form.

                  (b) All shares of Preferred Stock redeemed, purchased, exchanged, converted or otherwise acquired by the Company shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of Preferred Stock of the Company, without designation as to series, and may thereafter be reissued.

                  (c) Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Section 11 below.

         SECTION 2. RANKING. The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

                  (a) senior to the Common Stock, the Class B Common Stock and any other class or series of Capital Stock of the Company, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the "Junior Stock");

                  (b) on a parity with any other class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the "Parity Stock"); and

                  (c) junior to each class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the "Senior Stock").

         SECTION 3. DIVIDENDS. (a) The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends on the shares of Preferred Stock, cumulative from the first date of issuance of any such shares (the "Initial Issuance Date"), at a rate per annum equal to 6.75% of the Liquidation Preference per share, payable in cash. Dividends on the shares of Preferred Stock shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, or if any such date is not a Business Day, on the next succeeding Business Day (each such date, a "Dividend Payment Date", and each such quarterly period, a "Dividend Period"), beginning on January 15, 2001, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock. Such dividends shall be paid to the holders of record of the shares of Preferred Stock as they appear on the applicable Record Date. As used herein, the term "Record Date" means, with respect to the dividends payable on January 15, April 15, July 15 and October 15 of each year, January 1, April 1, July 1 and October 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends on the shares of Preferred Stock shall be fully cumulative and shall accumulate (whether or not there are funds of the Company legally available for the payment of dividends) from the Initial Issuance Date (or the last Dividend Payment Date for which dividends were paid, whichever is later) based on a 360-day year comprised of twelve 30-day months. Arrearages of unpaid dividends for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

                  (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding shares of Preferred Stock.

                  (c) No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of Capital Stock of the Company or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Company through a sinking fund or otherwise, unless all accumulated and unpaid dividends, including Special Dividends, if any, through the most recent Dividend Payment Date (whether or not there are funds of the Company legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this paragraph (c) to the contrary, the Company shall be entitled to (i) declare and pay dividends on shares of Junior Stock payable solely in shares of Junior Stock and on shares of Parity Stock payable solely in shares of Parity Stock or Junior Stock, or in each case, by an increase in the liquidation preference of the Junior Stock or Parity Stock, and
(ii) redeem, repurchase or otherwise acquire Junior Stock or Parity Stock in exchange for consideration consisting of Junior Stock, in the case of Junior Stock, or Parity Stock or Junior Stock, in the case of Parity Stock. When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be declared and paid either (A) pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Preferred Stock entitled to receive such dividends.

                  (d) All dividends paid with respect to shares of Preferred Stock pursuant to this Section 3 shall be paid pro rata to the holders entitled thereto. Holders of the Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. In the event that the equivalent of six quarterly dividends payable on the shares of Preferred Stock are accumulated and unpaid (whether or not consecutive and whether or not declared), the holders will have the rights and remedies set forth in Section 6(c).

                  (e) The Company shall have the option to pay all or any part of a dividend by delivering shares of Common Stock to the transfer agent for the Preferred Stock (the "Transfer Agent") to be resold for cash. In such case, the Company shall be obligated to deliver to the Transfer Agent a number of shares of Common Stock which, when resold by the Transfer Agent, shall result in net cash proceeds sufficient to pay the applicable dividend in cash to the holders of shares of Preferred Stock. All shares of Common Stock that the Company may deliver to the Transfer Agent as provided in this paragraph (e) shall be registered under the Securities Act of 1933, as amended (the "Securities Act").

                  (f) (i) Upon the occurrence of a Registration Default, additional dividends ("Special Dividends") will accumulate on the Preferred Stock, from and including the date of such Registration Default to but excluding the day on which such Registration Default has been cured. In the event of each such Registration Default, the Company shall pay Special Dividends to each holder of Preferred Stock at a rate per annum equal to 0.50% of the Liquidation Preference of the Preferred Stock, which shall accumulate from the date of the Registration Default to and including the 90th day following such Registration Default, and shall increase by 0.25% per annum of the Liquidation Preference for each subsequent 90-day period; provided, however, that such Special Dividends may not accumulate at any time at a rate greater than 1.00% per annum of the Liquidation Preference of the Preferred Stock in the aggregate regardless of the number of Registration Defaults then in effect. Following the cure of all Registration Defaults, the accumulation of Special Dividends with respect to such Preferred Stock shall cease (without in any way limiting the effect of any subsequent Registration Default).

                  (ii) If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the Special Dividends for such subsequent Registration Default shall initially be 0.25% per annum of the Liquidation Preference of the Preferred Stock, regardless of the Special Dividends in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

                  (iii) The Company shall notify the Transfer Agent within five Business Days after each and every date on which a Registration Default occurs. Special Dividends shall be paid by the Company to the record Holders of shares of Preferred Stock on each Dividend Payment Date in the manner provided for payment of regular dividends. Each obligation to pay Special Dividends shall be deemed to commence accumulating on the date of the applicable Registration Default and to cease accumulating when all Registration Defaults have been cured.

         SECTION 4. LIQUIDATION PREFERENCE. Each share of Preferred Stock will have a preference on liquidation equal to $50.00 per share (the "Liquidation Preference").

                  (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the then effective Liquidation Preference per share of Preferred Stock held by such holder, plus all accumulated and unpaid dividends, including Special Dividends, if any, thereon to the date of such liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock, including, without limitation, the Common Stock, but after any distributions on any Senior Stock. After payment in full of the then- effective Liquidation Preference and all accumulated and unpaid dividends, including Special Dividends, if any, to which holders of shares of Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to shares of Preferred Stock and all other Parity Stock are not paid in full, the holders of shares of Preferred Stock and the holders of the Parity Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference and all accumulated and unpaid dividends, including Special Dividends, if any, to which each such holder is entitled.

                  (b) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation, merger or amalgamation of the Company with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Company shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

                  (c) No funds are required to be set aside to protect the Liquidation Preference of the shares of Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the shares of the Preferred Stock.

         SECTION 5. REDEMPTION. Shares of Preferred Stock shall be redeemable by the Company as provided below.

                  (a) Optional Redemption. The shares of Preferred Stock shall not be redeemable prior to October 15, 2005 (the "Initial Redemption Date"). After the Initial Redemption Date, the shares of Preferred Stock shall be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days prior notice sent by first class mail to each holder's registered address, at a price, payable in cash, equal to the percentage set forth below of the Liquidation Preference per share for redemption during the 12-month period beginning on the dates indicated below, plus, in each case, an amount equal to accumulated and unpaid dividends, including Special Dividends, if any, thereon (the "Optional Redemption Price"), whether or not there are funds of the Company legally available for the payment of dividends, to the Redemption Date (except to the extent payable to a holder of Preferred Stock on a dividend payment Record Date prior to the Redemption Date).

Period                                                         Redemption Price
------                                                         ----------------
October 15, 2005.........................................           103.38%

October 15, 2006.........................................           102.70%

October 15, 2007.........................................           102.03%

October 15, 2008.........................................           101.35%

October 15, 2009.........................................           100.68%

October 15, 2010 and thereafter..........................           100.00%

                  (b) Mandatory Redemption. On October 15, 2012, the Company shall be obligated to redeem all outstanding shares of Preferred Stock for cash, upon not less than 30 nor more than 60 days notice sent by first class mail to each holder's registered address, at a price (the "Mandatory Redemption Price"), payable in cash, equal to 100.00% of the Liquidation Preference per share, plus accumulated and unpaid dividends, including Special Dividends, if any, to the Redemption Date (except to the extent payable to a holder of Preferred Stock on a dividend payment Record Date prior to the Redemption Date).

                  (c) Redemption Procedures. (i) In the event that fewer than all of the shares of Preferred Stock are to be redeemed pursuant to this Section 5, the Company shall call for redemption shares of Preferred Stock pro rata among the holders, based on the number of shares of Preferred Stock held by each holder (with adjustments to avoid fractional shares), except that the Company may redeem all of the shares of Preferred Stock held by any holders of fewer than 100 shares of Preferred Stock (or all the shares of Preferred Stock held by holders who would hold less than 100 shares of Preferred Stock as a result of such redemption). If fewer than all the shares of Preferred Stock represented by any share certificate are to be so redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption.

                           (ii) In the event the Company elects to effect an optional redemption, the Company shall (i) make a public announcement of the redemption and (ii) give a redemption notice (the "Redemption Notice") to the holders not fewer than 30 days nor more than 60 days before the Redemption Date. Whenever a Redemption Notice is required to be delivered to the holders, such Redemption Notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Preferred Stock to be redeemed, at such holder's address appearing in the Preferred Stock register. All Redemption Notices shall identify the Preferred Stock to be redeemed (including CUSIP number) and shall state:

                  (A) the Redemption Date;

                  (B) the Redemption Price;

                  (C) if fewer than all outstanding shares of Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular shares of Preferred Stock to be redeemed;

                  (D) that, on the Redemption Date, the Redemption Price to the Redemption Date, will become due and payable upon each such share of Preferred Stock to be redeemed and that dividends thereon will cease to accumulate on and after said date;

                  (E) the Conversion Price, the date on which the right to convert Preferred Stock to be redeemed will terminate and the place or places where such Preferred Stock may be surrendered for conversion; and

                  (F) the place of places where such Preferred Stock is to be surrendered for payment of the Redemption Price.

                  The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided, that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

                           (iii) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all shares of Preferred Stock which are to be redeemed on that date other than any Preferred Stock called for redemption on that date that have been converted into shares of Common Stock prior to the date of such deposit. If any shares of Preferred Stock called for redemption are converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such shares of Preferred Stock shall (subject to any right of the holder of such Preferred Stock to receive accumulated but unpaid dividends, including Special Dividends, if any, thereon as provided in
         Section 7) be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

                           (iv) Notice of redemption having been given as aforesaid, the Redemption Price of the Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price), such shares of Preferred Stock shall no longer be outstanding, dividends on such Preferred Stock shall cease to accumulate, such shares shall cease to be convertible into Common Stock and all rights of the holders thereof as stockholders of the Company (except the right to receive the Redemption Price) shall cease. Upon surrender of any such share of Preferred Stock for redemption in accordance with said notice, such share of Preferred Stock shall be redeemed by the Company at the Redemption Price.

                           (v) Any certificate that represents more than one share of Preferred Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or such holder's attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the holder of such shares of Preferred Stock without service charge, a new certificate or certificates, representing any number of shares of Preferred Stock, as requested by such holder, in an aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the certificate so surrendered.

                           (vi) In the event that the Redemption Date occurs after a dividend payment Record Date and prior to the related Dividend Payment Date, the holders of the shares of Preferred Stock at the close of business on such dividend payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date.

                           (vii) No optional redemption may be authorized or made unless, prior to giving the applicable Redemption Notice, all accumulated and unpaid dividends, including Special Dividends, if any, for periods ended prior to the date of such Redemption Notice shall have been paid in cash.

         SECTION 6. VOTING RIGHTS. (a) The holders of shares of Preferred Stock shall be entitled to vote with the holders of Common Stock on all matters submitted for a vote of holders of Common Stock and, on such matters, each holder of shares of Preferred Stock shall be entitled to a number of votes equal to that number of shares of Common Stock into which such holder's shares of Preferred Stock are then convertible.

                  (b) The affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a single class with holders of shares of all other classes and series of preferred stock affected in the same way, in person or by proxy, at a special or annual meeting called for that purpose, or by written consent in lieu of meeting, will be required to amend, alter, repeal or change, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Certificate of Incorporation, the bylaws of the Company or this Certificate in any manner which would adversely affect, alter or change the powers, preferences or special rights of the Preferred Stock and any of those securities affected in the same way; provided that any such amendment or alteration that changes the dividend payable on, or the Liquidation Preference of, the Preferred Stock shall require the affirmative vote, at a meeting of holders of Preferred Stock duly called for such purpose, or the written consent, of each holder of a share of Preferred Stock.

                  (c) (i) If, at any time, the equivalent of six quarterly dividends payable on the shares of Preferred Stock are accumulated and unpaid (whether or not consecutive and whether or not declared), the holders of all outstanding shares of Preferred Stock and any Parity Stock or Senior Stock having similar voting rights then exercisable, voting separately as a single class without regard to series, shall be entitled to elect at the next annual meeting of the stockholders of the Company two directors (each, a "Preferred Stock Director") to serve until all dividends accumulated and unpaid on any such voting shares have been paid, or declared and funds set aside to provide for payment in full.

                           (ii) The voting rights set forth in the preceding sentence will continue until such time as all dividends in arrears on the Preferred Stock are paid in full, at which time the term of any Preferred Stock Director shall terminate. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Preferred Stock pursuant to this Section 6(c), or if a vacancy shall exist in the offices of Preferred Stock Directors, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Preferred Stock addressed to the Chairman of the Board of the Company shall, call a special meeting of the holders of the Preferred Stock for the purpose of electing the Preferred Stock Directors that such holders are entitled to elect. At any meeting held for the purpose of electing Preferred Stock Directors, the presence in person or by proxy of the holders of at least a majority of the Outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock. Any vacancy occurring in the office of a Preferred Stock Director may be filled by the remaining Preferred Stock Director unless and until such vacancy shall be filled by the holders of the Preferred Stock. The Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Preferred Stock to vote as a class for Preferred Stock Directors as herein provided, and upon such termination, the Preferred Stock Directors then in office shall forthwith resign.

                  (d) The creation, authorization or issuance of any other class or series of the Company's Capital Stock, any increase or decrease in the amount of authorized capital stock of any of those classes or series or of the Preferred Stock (other than a decrease in the amount of authorized Preferred Stock to an amount that is less than the Outstanding Preferred Stock at the time of such decrease), or any increase, decrease or change in the par value of any class or series of Capital Stock, including the Preferred Stock, will not require the consent of the holders of the Preferred Stock and will not be deemed to affect adversely, alter or change the powers, preferences and special rights of the shares of Preferred Stock.

         SECTION 7. CONVERSION. (a) Each share of Preferred Stock shall be convertible at any time and from time to time at the option of the holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio". The Conversion Ratio as of the Initial Issuance Date shall be 1.7610 and shall equal the ratio the numerator of which is the Liquidation Preference and the denominator of which is the Conversion Price (rounded to the nearest 1/1000 of a share). The "Conversion Price" shall be $28.39, subject to adjustment from time to time as provided in Section 8.

                  (b) Conversion of shares of Preferred Stock may be effected by any holder upon the surrender to the Company, at the principal office of the Company or at the office of the Transfer Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating to the conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Preferred Stock being converted (or such holder's transferee) shall be entitled, and (ii) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and, to the extent so provided in Section 7(c), accumulated and unpaid dividends, including Special Dividends, if any, with respect to the shares of Preferred Stock being converted, in each case, in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                  (c) Holders of shares of Preferred Stock at the close of business on a dividend payment Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following the dividend payment Record Date and prior to such Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Notwithstanding the foregoing, if shares of Preferred Stock are converted during the period between the close of business on any dividend payment Record Date and the opening of business on the corresponding Dividend Payment Date, and we have called such shares of Preferred Stock for redemption or we have given a notice to the holders of shares of Preferred Stock that we will cause the conversion rights of such shares to terminate, the holder who tenders such shares for conversion will receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of Preferred Stock for conversion. A holder of shares of Preferred Stock on a dividend payment Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable on such shares of Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or the dividends on the shares of Common Stock issued upon such conversion.

                  (d) In case any shares of Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate, as to the shares of Preferred Stock to be redeemed, at the close of business on the Business Day immediately preceding the date fixed for redemption, unless the Company shall default in the payment of the Redemption Price therefor, as provided herein.

                  (e) In connection with the conversion of any shares of Preferred Stock, no fractions of shares of Common Stock shall be issued. In lieu thereof, the Company shall round the applicable number of shares up or down to the nearest whole number of shares. If more than one share of Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Preferred Stock so surrendered.

                  (f) The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient if necessary to permit the conversion of all outstanding shares of Preferred Stock. Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

         SECTION 8. CONVERSION PRICE ADJUSTMENTS. (a) The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) STOCK SPLITS AND COMBINATIONS. In case the Company shall at any time or from time to time after the Initial Issuance Date (A) subdivide or split the outstanding shares of Common Stock, (B) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (C) issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such shares of Preferred Stock been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (ii) STOCK DIVIDENDS IN COMMON STOCK. In case the Company shall at any time or from time to time after the Initial Issuance Date pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock of the Company other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 8(a)(i) above, and the total number of shares constituting such dividend or distribution shall exceed 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive such dividend or distribution, the Conversion Price shall be adjusted so that the holder of each share of Preferred Stock shall be entitled to receive upon conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Price by (B) a fraction, the numerator of which shall be the number of shares of Common Stock theretofore outstanding and the denominator of which shall be the sum of such number of shares and the total number of shares issued in such dividend or distribution. In case the total number of shares constituting such dividend or distribution shall not exceed 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for such dividend or distribution, such shares of Common Stock shall be considered to be issued at the time of any such next succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions for which no adjustment to the Conversion Price has been made, exceeds 25% of the total number of shares of Common Stock outstanding at the close of business on the record date for such dividend or distribution.

                           (iii) ISSUANCE OF RIGHTS OR WARRANTS. In case the Company shall issue to all holders of Common Stock rights or warrants expiring within 45 days entitling such holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

                           (iv) DISTRIBUTION OF INDEBTEDNESS, SECURITIES OR ASSETS. In case the Company shall distribute to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in subparagraph (iii) above or a dividend payable exclusively in cash and other than as a result of a Fundamental Change (as defined below)), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the Current Market Price on such record date less the fair market value (as determined by the Board of Directors, except in the case of a Spin-Off (as defined below), whose determination in good faith shall be conclusive) of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock, and the denominator of which is the Current Market Price. Such adjustment shall be made successively whenever any such event shall occur.

                           In respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-Off"), the adjustment to the Conversion Price under this subparagraph (iv) shall occur at the earlier of (A) 20 trading days after the effective date of the Spin-Off and (B) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                           (v) FUNDAMENTAL CHANGES. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, other securities, cash, property or assets (each, a "Fundamental Change"), the holder of each share of Preferred Stock outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior thereto.

                           (vi) SPECIAL ADJUSTMENT FOR SOME CHANGES OF CONTROL. In the event of a Fundamental Change that constitutes a Change of Control in which (A) the stockholders of the Company receive consideration per share of Common Stock that is greater than the Conversion Price at the effective time of the Change of Control, without giving effect to the adjustment described below, and (B) at least 10% of the total consideration paid to the stockholders of the Company consists of cash, cash equivalents, securities or other assets (other than publicly traded securities) (collectively, "Non-Public Consideration"), then upon conversion of shares of Preferred Stock after the Change of Control, in addition to the Common Stock or other securities deliverable upon the conversion of the Preferred Stock as described in Section 7 and subparagraphs (i) through (v) above, the holder will receive a number of publicly traded securities of the acquiror determined through the following calculation:

         PV Cash Flows x (Non-Public Consideration/Total Consideration)
         --------------------------------------------------------------
                              Acquiror Stock Price

                  where:

                  PV Cash Flows  =          the present value of the aggregate
                                            dividend payments that would have
                                            been payable on the Preferred Stock
                                            from the date of conversion through
                                            October 15, 2005. The present value
                                            for this purpose will be calculated
                                            using a discount rate equal to 3.25%
                                            plus the yield to maturity of U.S.
                                            Treasury securities having a
                                            maturity closest to, but not later
                                            than, October 15, 2005;

                  Total
                  Consideration  =          the total value of the consideration
                                            payable to the Company's
                                            stockholders at the effective time
                                            of such Change of Control, with the
                                            value of any assets or securities
                                            other than cash or publicly traded
                                            securities being determined in good
                                            faith by the Board of Directors
                                            based on an opinion as to such value
                                            obtained from an accounting,
                                            appraisal or investment banking firm
                                            of international standing; and

                  Acquiror
                  Stock Price    =          the price per security of the
                                            acquiror's publicly traded
                                            securities delivered in connection
                                            with such Change of Control at the
                                            effective time of such Change of
                                            Control;

provided, however, that if the consideration received by the Company's stockholders in respect of such Change of Control consists of at least 75% Non-Public Consideration or if the acquiror's common stock is not publicly traded, then upon conversion of shares of Preferred Stock after such Change of Control, in lieu of issuing additional securities of the acquiror, as set forth in this subparagraph (vi), each holder shall be entitled to receive an additional amount in cash calculated as follows:

         PV Cash Flows x (Non-Public Consideration/Total Consideration)

                  (b) Anything in paragraph (a) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this paragraph (b), the holder of shares of Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of shares of Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                  (c) There shall be no adjustment of the Conversion Price in case of the issuance of any Capital Stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section.

                  (d) In any case in which paragraph (a) requires that an adjustment as a result of any event is to become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (i) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock.

                  (e) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion or in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (f) The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 8, and its action in so doing shall be final and conclusive.

         SECTION 9. TERMINATION OF CONVERSION RIGHTS. On or after October 15, 2005, the Company may, at its option, upon not less than 30 nor more than 60 days prior notice sent by first class mail to each holder's registered address, cause the conversion rights of the shares of Preferred Stock set forth in
Section 7 to terminate. The Company may exercise such option only if, for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the daily closing price of the Company's Common Stock exceeds 140% of the Conversion Price, subject to adjustment as provided in Section 8.

         SECTION 10. CHANGE IN CONTROL. (a) If a Change of Control occurs with respect to the Company, each holder of shares of Preferred Stock shall have the right to require the Company to purchase all or any part of such holder's shares of Preferred Stock at a purchase price equal to 100% of the Liquidation Preference of such shares, plus all accumulated and unpaid dividends, including Special Dividends, if any, on such shares to the date of purchase. Within 30 days following such Change of Control, the Company shall mail a notice to each holder of shares of Preferred Stock describing the transaction or transactions that constitute such Change of Control and offering to purchase such holder's shares of Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The Company shall have the option to pay for such shares either solely in cash or solely in shares of Common Stock valued at 95% of the average closing sale price of the Common Stock for the five trading days before and including the third trading day before the repurchase date.

                  (b) Holders of the Preferred Stock shall not have the right set forth in paragraph (a) above if:

                           (i) the daily closing price per share of the Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change of Control or the public announcement thereof (in the case of a Change of Control under paragraph (a) of the definition of "Change of Control") or the period of 10 consecutive trading days ending immediately before the Change of Control (in the case of a Change of Control under paragraph (b), (c) or (d) of the definition of "Change of Control") shall equal or exceed 105% of the Conversion Price of the Preferred Stock in effect on the date of the Change of Control or the public announcement thereof, as applicable; or

                           (ii) at least 90% of the consideration in the Change of Control transaction consists of Capital Stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market, and as a result of the transaction, the Preferred Stock becomes convertible solely into such Capital Stock.

                  (c) The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Preferred Stock as a result of a Change of Control with respect to the Company. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 10, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 10.

                  (d) On the date scheduled for payment of shares of Preferred Stock tendered to the Company for repurchase as provided in this Section 10, the Company shall, to the extent lawful, (i) accept for payment all shares of Preferred Stock properly tendered, (ii) deposit with the Transfer Agent an amount equal to the purchase price of the shares of Preferred Stock so tendered and (iii) deliver or cause to be delivered to the Transfer Agent shares of Preferred Stock so accepted together with an officers' certificate stating the aggregate Liquidation Preference of the shares of Preferred Stock being purchased by the Company. The Transfer Agent shall promptly mail or deliver to each holder of shares of Preferred Stock so tendered the applicable payment for such shares of Preferred Stock, and the Transfer Agent shall promptly countersign and mail or deliver, or cause to be transferred by book-entry, to each holder new shares of Preferred Stock equal in Liquidation Preference to any unpurchased portion of the shares of Preferred Stock surrendered, if any. The Company shall publicly announce the results of its offer on or as soon as practicable after the payment date for the purchase of shares of Preferred Stock in connection with a Change of Control of the Company.

                  (e) The Company shall not be required to make an offer to purchase any shares of Preferred Stock upon the occurrence of a Change of Control of the Company if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements described in this
Section 10 and purchases all shares of Preferred Stock validly tendered and not withdrawn.

                  (f) The right of the holders of shares of Preferred Stock described in this Section 10 will be subject to the Company's obligation to:

                           (i) repay all obligations in full under the Company's credit facility; and

                           (ii) offer to purchase and purchase all of the Company's senior redeemable notes that have been tendered for purchase in connection with a Change of Control that constitutes a "change of control" under the terms of such senior redeemable notes or the indenture relating thereto.

                  (g) In addition, the right of the holders of shares of Preferred Stock described in this Section 10 shall be subject to the repurchase or repayment of any future indebtedness of the Company that the Company is required to repurchase or repay in connection with a transaction or event that constitutes a Change of Control.

         When the Company shall have satisfied the obligations, or repurchased or repaid the indebtedness, described above in paragraphs (f) and (g) of this
Section 10, and, subject to the legal availability of funds for such purpose, the Company shall purchase all shares of Preferred Stock tendered for purchase by the Company upon a Change of Control pursuant to this Section 10.

         SECTION 11. CERTAIN DEFINITIONS. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

         "Business Day" means any day other than a Saturday, Sunday or a U.S. federal holiday.

         "Capital Stock" of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

         "Change of Control" means, with respect to the Company, the occurrence of any of the following:

                  (a) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company at a time when the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this paragraph, such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such other corporation), or any Permitted Holder files a Schedule 13D or TO (or any successor schedule, form or report under the Exchange Act) in connection with a transaction or event as a result of which (a) such person becomes the "beneficial owner" of additional shares of Common Stock and (b) the Common Stock ceases, or immediately upon consummation of or immediately following such transaction or event, will cease, to be listed on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market or any similar U.S. system for automated dissemination of quotations of securities prices; or

                  (b) if the Company consolidates or merges with or into any other person, other than a consolidation or merger (a) of the Company with or into Williams or a Subsidiary of the Company or Williams or (b) under a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Company's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, more than 35% of the voting stock, measured by voting power rather than number of shares, of the surviving corporation immediately following that transaction; or

                  (c) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries considered as a whole (other than a merger or consolidation of the Company or a disposition of such assets as an entirety or virtually as an entirety to one or more Permitted Holders); or

                  (d) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

         Notwithstanding anything herein to the contrary, any transaction completed to effectuate the separation of the Company's business from Williams' energy business shall not constitute a "Change of Control."

         "Common Stock" means the Class A common stock, par value $.01 per share, of the Company.

         "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "Current Market Price" of the Common Stock means the average of the daily closing prices of the Common Stock for the five consecutive trading days selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than the date immediately preceding the record date fixed in connection with such event; provided, that the Current Market Price of the Common Stock in connection with a Spin-Off shall mean the average of the daily closing prices of the Common Stock for the same five consecutive trading days used to determine the Fair Market Value of the securities being distributed in such Spin-Off; provided further, that if an Initial Public Offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Current Market Price of the Common Stock shall mean the closing price of the Common Stock on the trading day on which the Initial Public Offering price of such securities is determined.

         "Fair Market Value" of the securities to be distributed to the holders of the Common Stock in connection with a Spin-Off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, shall mean the average of the daily closing prices of such securities for the five consecutive trading days selected by the Board of Directors beginning on the first day of trading of such securities after the effectiveness of such Spin-Off and ending not later than 20 days after the effectiveness of the "Spin-Off"; provided, however, that if an Initial

Public Offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Fair Market Value of such securities shall mean the initial public offering price.

         "Initial Public Offering" means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash.

         "Initial Purchasers" means the purchasers set forth on Schedule A to the Purchase Agreement.

         "Officer" means the Chairman of the Board of Directors, the President, any Vice President, a Treasurer, an Assistant Treasurer, the Secretary, or any Assistant Secretary.

         "Outstanding" means, when used with respect to Preferred Stock, as of the date of determination, all shares of Preferred Stock outstanding as of such date, provided, however, that, if such Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate or provision therefor satisfactory to the Registrar has been made; and (c) shares of Preferred Stock (i) that are mutilated, destroyed, lost or stolen which the Company has decided to pay or (ii) in exchange for or in lieu of which other shares of Preferred Stock have been authenticated and delivered pursuant to this Certificate; provided, however, that, in determining whether the holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Company shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

         "Permitted Holder" means:

         o        Williams and any of its subsidiaries,

         o any corporation, the outstanding voting power of the Capital Stock of which is beneficially owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the voting power of the Company's Capital Stock,

         o any underwriter during the period engaged in a firm commitment underwriting on behalf of the Company with respect to the shares of Capital Stock being underwritten, or

         o        the Company or any Subsidiary of the Company.

         "Purchase Agreement" means that certain Purchase Agreement, dated September 14, 2000, by and among the Company and the Initial Purchasers.

         "Redemption Date" shall mean (a) in the case of a redemption pursuant to Section 5(a), the date fixed for redemption, and (b) in the case of a redemption pursuant to Section 5(b), October 15, 2012.

         "Redemption Price" shall mean (a) in the case of a redemption pursuant to Section 5(a), the Optional Redemption Price, and (b) in the case of a redemption pursuant to Section 5(b), the Mandatory Redemption Price.

         "Registrar" means The Bank of New York as the Company's initial registrar and transfer agent, and thereafter, any successor registrar and transfer agent duly appointed by the Company.

         "Registration Default" has the meaning ascribed to it in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement to be executed by the Company and the Initial Purchasers in connection with the sale of the Preferred Stock pursuant to the Purchase Agreement.

         "Shelf Registration Statement" means the shelf registration statement required to be filed with the Securities and Exchange Commission pursuant to the Registration Rights Agreement.

         "Subsidiary" means, with respect to any person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (ii) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

         "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

         "Williams" means The Williams Companies, Inc.

         SECTION 12. CURRENCY. All shares of Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to "$" or "dollars" refer to U.S. currency.

         SECTION 13. FORM. (a) Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form with the global legend (the "Global Shares Legend") and, until such time as determined by the Company and the Registrar, the global restricted shares legend (the "Global Restricted Shares Legend"), in each case, as set forth on the form of Preferred Stock certificate attached hereto as Exhibit A (each, a "Global Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Share shall be deposited on behalf of the holders of the Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for The Depository Trust Company, New York, New York ("DTC") or its nominee and their respective successors (the "Depositary"), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. Global Preferred Shares initially will bear CUSIP number 969455 20 3.

                  (b) This paragraph shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the

Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares will not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless
(x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Share and we do not appoint a qualified replacement for DTC within 90 days or (y) DTC ceases to be a "Clearing Agency" registered under the Exchange Act. In either such case, the Global Preferred Share will be exchanged in whole for definitive shares of Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of preferred stock will be registered in the name or names of the person or person specified by DTC in a written instrument to the Registrar.

                  (c) (i) Two Officers shall sign the Global Preferred Share for the Company, in accordance with the Company's bylaws and applicable law, by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Global Preferred Share and may be in facsimile form.

                           (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

                           (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this. Each Global Preferred Share shall be dated the date of its authentication.

         SECTION 14. REGISTRATION; TRANSFER. (a) The Preferred Stock has not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted securities" for purposes of Rule 144(k) under the Securities Act other than (i) to the Company, (ii) to "qualified institutional buyers" ("QIBs") pursuant to and in compliance with Rule 144A under the Securities Act ("Rule 144A"), (iii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 14; provided, however, that beneficial interests in a Global Preferred Share may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same or a different Global Preferred Share in accordance with the transfer restrictions set forth in the Global Restricted Shares Legend.

                           (i) Except for transfers or exchanges made in accordance with subparagraph (ii) of this Section 14(b), transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                           (ii) If an owner of a beneficial interest in a Global Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Preferred Share to a person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Share, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Share. Upon receipt by the Registrar at its office in The City of New York of (A) instructions from the holder directing the Registrar to transfer its interest in the applicable Global Preferred Share, such instructions to contain the name of the transferee and appropriate account information,
         (B) unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, a certificate in the form of Exhibit B given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Company or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced such Global Preferred Share by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depositary to increase or cause to be increased the applicable Global Preferred Share by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred.

                  (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Preferred Stock and shares of Common Stock issuable on conversion of the Preferred Stock (collectively, the "Registerable Securities,") if Preferred Stock is issued upon the transfer, exchange or replacement of Preferred Stock bearing the Global Restricted Shares Legend, or if a request is made to remove such Global Restricted Shares Legend on Preferred Stock, the Preferred Stock so issued shall bear the Global Restricted Shares Legend and the Global Restricted Shares Legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such shares of Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall countersign and deliver shares of Preferred Stock that do not bear the Global Restricted Shares Legend.

                  (d) The Registrar shall have no responsibility for any actions taken or not taken by the Depositary.

                  (e) The Company agrees that it will refuse to register any transfer of Preferred Stock or any Common Stock issuable upon conversion thereof that is not made in accordance with the provisions of Rule 144A, pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (e) shall not be applicable to any Preferred Stock that does not bear any Global Restricted Shares Legend or to any Common Stock that does not bear the Common Share Legend (as defined below).

                  (f) Common Stock issued upon a conversion of the Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the common share legend (the "Common Share Legend") set forth in Exhibit C hereto. If (i) shares of Common Stock issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Preferred Stock or (ii) shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Registrar shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 14 with respect to the Preferred Stock.

         SECTION 15. PAYING AGENT AND CONVERSION AGENT. (a) The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Preferred Stock may be presented for payment (the "Paying Agent") and (ii) an office or agency where Preferred Stock may be presented for conversion (the "Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

                  (b) Neither the Company nor the Registrar shall be required
(i) to issue, countersign or register the transfer of or exchange any Preferred Stock during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Preferred Stock under Section 5 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Preferred Stock so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Stock being redeemed in part.

                  (c) Payments due on the Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company, payment of dividends may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Preferred Stock register.

         SECTION 16. HEADINGS. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by Howard S. Kalika, Vice President and Treasurer of the Company, and attested by Loretta K. Roberts, Secretary of the Company, this 18th day of September, 2000.




                                       WILLIAMS COMMUNICATIONS GROUP, INC.


                                       By: /s/ Howard S. Kalika
                                           -----------------------------------
                                           Name: Howard S. Kalika
                                           Title: Vice President and Treasurer


ATTEST:


By: /s/ Loretta K. Roberts
    ------------------------
    Name: Loretta K. Roberts
    Title:   Secretary

                                                                       EXHIBIT A

                                FACE OF SECURITY

[GLOBAL SHARES LEGEND (include if Security is issued as a global certificate):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE PREFERRED STOCK SCHEDULE REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[GLOBAL RESTRICTED SHARES LEGEND (include if Security is not registered under the Securities Act of 1933): THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

Number: ____                                                        ____ Shares

                                                          CUSIP NO.: 969455 20 3


             6.75% REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                       WILLIAMS COMMUNICATIONS GROUP, INC.

                  WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Company"), hereby certifies that [HOLDER] (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated as the 6.75% Redeemable Cumulative Convertible Preferred Stock, par value $0.01 per share and liquidation preference $50.00 per share (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Company dated September 18, 2000, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

                  Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

                  Unless the Transfer Agent's valid countersignature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has executed this Preferred Stock certificate as of the date set forth below.


                                        WILLIAMS COMMUNICATION GROUP, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title: [Vice President]

[Seal]

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:   [Secretary]



                                        Dated:
                                           ------------------------------------


COUNTERSIGNED AND REGISTERED


THE BANK OF NEW YORK,
as Transfer Agent,


By:
      -------------------------------
            Authorized Signatory

Dated:
      -------------------------------

                               REVERSE OF SECURITY

                       WILLIAMS COMMUNICATIONS GROUP, INC.

             6.75% Redeemable Cumulative Convertible Preferred Stock

                  Dividends on each share of Preferred Stock shall be payable in cash at the rate per annum set forth on the face hereof or as provided in the Certificate of Designations (including Special Dividends, if any).

                  The shares of Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Preferred Stock shall be convertible into the Company's Class A common stock in the manner and according to the terms set forth in the Certificate of Designations.

                  The Company shall furnish to any holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and irrevocably appoints:

--------------------------------------------------------------------------------

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
     ---------------------------------------
Signature:
          ----------------------------------

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:                                *
                     -------------------------------

----------

* Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _________ shares of 6.75% Redeemable Cumulative Convertible Preferred Stock (the "Preferred Stock") into shares of Class A common stock, par value $0.01 per share ("Common Stock"), of Williams Communications Group, Inc. (the "Company") according to the conditions of the Certificate of Designations establishing the terms of the Preferred Stock (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing the shares to be converted is attached hereto (or evidence of loss, theft or destruction thereof).*

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act") or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

                 Date of Conversion:
                                    -------------------------------------------
                 Applicable Conversion Price:
                                             ----------------------------------
                 Number of shares of
                 Preferred Stock to be Converted:
                                                 ------------------------------
                 Number of shares of
                 Common Stock to be Issued:
                                           ------------------------------------
                 Signature:
                           ----------------------------------------------------
                 Name:
                      ---------------------------------------------------------
                 Address:**
                           ----------------------------------------------------
                 Fax No.:
                         ------------------------------------------------------


* The Company is not required to issue shares of Common Stock to a person holding Preferred Stock until the original stock certificates representing such Preferred Stock (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original stock certificates representing such Preferred Stock to be converted.

** Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

[Global Share Schedule: (include if Security is issued as a global certificate)]

                                                                      SCHEDULE A

                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

                  The initial number of shares of Preferred Stock represented by this Global Preferred Share shall be [_______]. The following exchanges of a part of this Global Preferred Share have been made:

------------------------------------------------------------------------------------------------------------------------
                 Amount of decrease in     Amount of increase in    Number of shares repre
     Date        number of shares repre      number of shares       sented by this Global           Signature of
      of             sented by this         represented by this   Preferred Share following      authorized officer
    Exchange     Global Preferred Share   Global Preferred Share  such decrease or increase         of Registrar
    --------     ----------------------   ----------------------  -------------------------         ------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

                    (Transfers pursuant to Section 14(b)(ii)
                       of the Certificate of Designations)


Bank of New York, as Transfer Agent
101 Barclay
New York, NY  10286
Attn:

Re:      Williams Communications Group, Inc.
                  6.75% Redeemable Cumulative Convertible Preferred Stock (the "Preferred Stock")


                  Reference is hereby made to the Certificate of Designations relating to the Preferred Stock dated September 18, 2000 (the "Certificate of Designations"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.

                  This Letter relates to _____________ shares of Preferred Stock (the "Securities") which are held in the form of a Global Preferred Share (CUSIP NO. 969455 20 3) with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

                  In connection with such request, and in respect of the Preferred Stock, the Transferor does hereby certify that shares of the Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW:

         (1)   [ ]    to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule
                      144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule
                      144A;

         (2)   [ ]    pursuant to an exemption from registration under the
                      Securities Act provided by Rule 144 thereunder (if available); or

         (3)   [ ]    in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).

                                   [Name of Transferor]


                                   By:
                                            -------------------------
                                            Name:
                                            Title:


Dated:

cc:      Williams Communications Group, Inc.
         One Williams Center
         Tulsa, OK  74172
         Attn:  Secretary

                                                                       EXHIBIT C

                           Form of Common Share Legend

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (a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a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER
                                FOR COMMON SHARES

                   (Transfers pursuant to Section 14(c) of the
                          Certificate of Designations)

Bank of New York, as Transfer Agent
101 Barclay
New York, NY 10286
Attn:

Re:      Williams Communications Group, Inc.
                  6.75% Redeemable Cumulative Convertible Preferred Stock (the "Preferred Stock")


         Reference is hereby made to the Certificate of Designations relating to the Preferred Stock dated September 18, 2000 (the "Certificate of
Designations"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.

         This letter relates to ____________shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of the Preferred Stock and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW

         (1)    [ ]      to a transferee that the Transferor reasonably believes
                         is an institutional "accredited investor" as defined in Rule 501 (a) (1), (2), (3) or (7) under the Securities
                         Act that is acquiring such Common Stock for investment purposes and not for distribution and is acquiring the Common Stock for its own account or for one or more accounts as to which the transferee exercises sole investment discretion:

         (2)    [ ]      pursuant to an exemption from registration under the
                         Securities Act provided by Rule 144 thereunder (if available); or

         (3)    [ ]      in accordance with another exemption from the
                         registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).

                                   [Name of Transferor]


                                   By:
                                            -------------------------
                                            Name:
                                            Title:


Dated:
cc:      Williams Communications Group, Inc.
         One Williams Center
         Tulsa, OK  74172
         Attn: Secretary



                                       D-1